Exhibit 3.108

Delaware

The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “GOPPERT FAMILY CARE, LLC, FILED IN THIS OFFICE ON THE SEVENTH DAY OF MARCH, A.D. 2003, AT 2:30 O’ CLOCK P.M.

/s/ Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3633824 8100	AUTHENTICATION: 2297386

U30154177	DATE: 03-10-03

CERTIFICATE OF FORMATION
OF
GOPPERT FAMILY CARE, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
          FIRST: The name of the limited liability company is GOPPERT FAMILY CARE, LLC (the “Company”).
          SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of March 7, 2003.

By:	/s/ Dora A. Blackwood
Dora A. Blackwood
Vice President and Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:30 PM 03/07/2003
030154177 — 3633824

Delaware

The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:
     “TRINITY FAMILY PRACTICE, LLC”, A DELAWARE LIMITED LIABILITY COMPANY,
     WITH AND INTO “GOPPERT FAMILY CARE, LLC”   UNDER THE NAME OF “GOPPERT FAMILY CARE, LLC”, A LIMITED LIABILITY COMPANY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-FIFTH DAY OF JUNE, A.D. 2004, AT 5:28 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE FIRST DAY OF JULY, A.D. 2004, AT 12:01 O’CLOCK A.M.

/s/ Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3633824 8100	AUTHENTICATION: 3282177

040579407	DATE: [ILLEGIBLE]

CERTIFICATE OF MERGER
OF
TRINITY FAMILY PRACTICE, LLC
INTO
GOPPERT FAMILY CARE, LLC
Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned surviving limited liability company submits the following Certificate of Merger for filing and certifies that:
1.	The name and jurisdiction of formation or organization of the limited liability companies which are to merge are:

Name	Jurisdiction
Trinity Family Practice, LLC	Delaware
Goppert Family Care, LLC	Delaware
2.	An agreement of merger has been approved and executed by each of the domestic limited liability companies which are to merge.

3.	The name of the surviving limited liability company is: Goppert Family Care, LLC.

4.	The merger shall become effective at 12:01 a.m. on July 1, 2004.

5.	The agreement of merger is on file at a place of business of the surviving limited liability company which is located at One Park Plaza, Nashville, Tennessee 37203.

6.	A copy of the agreement of merger will be furnished by the surviving limited liability company, on request and without cost, to any member of the domestic limited liability company which is to merge.
     IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of the 25th day of June, 2004, and is being filed in accordance with Sec. 18-209 of the Act by an authorized person of the surviving limited liability company in the merger.

GOPPERT FAMILY CARE, LLC
By:	/s/ John M. Franck II
John M. Franck II, Manager

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:47 PM 06/25/2004
FILED 05:28 PM 06/25/2004
SRV 040472576 - 3633824 FILE

	Office of the Secretary of State
	State of Missouri
MATT BLUNT	Jefferson City	CORPORATIONS DIVISION
SECRETARY OF STATE	65101	(866) 223-6535 TOLL FREE
July 16, 2004
Shughart Thomson & Kilroy PC 9225
Indian Creek Pky, Ste. 1100
Overland Park, KS 66210

RE.	GOPPERT FAMILY CARE, LLC (Now Known As: Goppert-Trinity Family Care, LLC) FL0079805
Dear Corporation:
This is to advise you that on the day shown below we have filed for record in this office a merger between:
TRINITY FAMILY PRACTICE, LLC
FL0079804
INTO:
GOPPERT FAMILY CARE, LLC
(Now Known As: Goppert-Trinity Family Care, LLC) FL0079805
The merger was filed in this office on the July 16, 2004.
The merger was effective in the home state of the survivor on the July 1, 2004.
The survivor is qualified to transact business in Missouri.
Karen Brondel
P. O. Box 778
Jefferson City, MO 65102
(866) 223-6535
www.sos.mo.gov

Delaware
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “GOPPERT FAMILY CARE, LLC”, CHANGING ITS NAME FROM “GOPPERT FAMILY CARE, LLC TO “GOPPERT-TRINITY FAMILY CARE, LLC”, FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF JUNE, A.D. 2004, AT 5:47 O’ CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIRST DAY OF JULY, A.D. 2004.

/s/ HARRIET SMITH WINDSOR

Harriet Smith Windsor, Secretary of State
3633824 8100	AUTHENTICATION: 3282176
040579407	DATE:

CERTIFICATE OF AMENDMENT
OF
GOPPERT FAMILY CARE, LLC
     1. The name of the limited liability company is Goppert Family Care, LLC.
     2. The First Article of the Certificate of Formation of the limited liability company is hereby amended to read as follows:
     FIRST: The name of the limited liability company is Goppert-Trinity Family Care, LLC
     3. This Certificate of Amendment shall be effective on July 1, 2004.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Goppert Family Care, LLC this 25th day of June, 2004.

/s/ JOHN M. FRANCK II
John M. Franck II, Manager

State of Delaware Secretary of State
Division of Corporations
Delivered 05:47 PM 06/25/2004
FILED 05:47 PM 06/25/2004
SRV 040472595 - 3633824 FILE

Delaware

The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE SAID “GOPPERT FAMILY CARE, LLC”, FILED A CERTIFICATE OF AMENDMENT, CHANGING ITS NAME TO “GOPPERT-TRINITY FAMILY CARE, LLC”, THE TWENTY-FIFTH DAY OF JUNE, A.D. 2004, AT 5:47 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIRST DAY OF JULY, A.D. 2004.

/s/ Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3633824 8320	AUTHENTICATION: 3229969

040512963	DATE: 07-13-04

Matt Blunt Secretary of State CERTIFICATE OF CORRECTION WHEREAS, a Statement of Correction was filed, changing the name of GOPPERT FAMILY CARE, LLC FL0079805 TO: Goppert-Trinity Family Care, LLC A Delaware Limited Liability Company NOW, THEREFORE, I, MATT BLUNT, Secretary of the State of Missouri, I issue this Certificate of correction. IN TESTIMONY WHEREOF, I have set my hand and imprinted the GREAT SEAL of the State of Missouri, on this, the 16th day of July, 2004. Secretary of State

Statement of Correction for
Limited Liability Company
(Submit in duplicate with filing fee of $25)
1.	The name of the limited liability company is:

Goppert Family Care, LLC

2.	The jurisdiction under whose laws it was organized is:

Delaware

3.	Type of document being corrected (or filed copy thereof attached):

Application of Registration of a Foreign Limited Liability Company

4.	The error to be corrected is:

The name is Goppert-Trinity Family Care, LLC

5.	The reason for such correction is:

Name was changed in state of domicile,

6.	Date the original document was filed with the Missouri Secretary of State: 03/12/2003 Month/Day/Year
In affirmation thereof, the facts stated above are true:

/s/ Dora A. Blackwood	Dora A. Blackwood, Authorized Person	07/14/2004

(Authorized Signature}	(Printed Name)	(Date)

(Authorized Signature)	(Printed Name)	(Date)

(Authorized Signature)	(Printed Name)	(Date)